Exhibit 4.2

THE GEO GROUP, INC., AS ISSUER

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

INDENTURE

DATED AS OF                         ,

PROVIDING FOR THE ISSUANCE

OF

SUBORDINATE DEBT SECURITIES

THE GEO GROUP, INC.

RECONCILIATION AND TIE WITH THE TRUST INDENTURE ACT OF 1939

TRUST INDENTURE ACT SECTION	INDENTURE SECTION

Section 310	6.05
(a)(1)	6.09, 6.12
(a)(2)	6.09
(a)(3)	6.15
(b)	6.08, 6.10
Section 311	6.05
(a)	6.13
(b)	6.13
Section 312(a)	7.01
(b)	7.02
(c)	7.02
Section 313(a)	7.03(a)
(b)	7.03(a)
(c)	6.02, 7.03(a)
(d)	7.03(b)
Section 314(a)	10.04
(a)(4)	10.04(e)
(c)(1)	1.03
(c)(2)	1.03
(e)	1.03
Section 315	5.12, 6.01, 6.03, 9.03
(a)	6.01
(b)	6.02
(c)	6.01(a)
(d)	6.01, 6.03
(e)	5.14
Section 316(a) (last sentence)	1.01 (“Outstanding”)
(a)(1)(A)	5.02, 5.12
(a)(1)(B)	5.13, 9.02
(b)	5.08
(c)	1.05
Section 317(a)(1)	5.03
(a)(2)	5.04
(b)	10.03
Section 318(a)	1.08

Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

FORM OF SECURITY	EXHIBIT A

INDENTURE, dated as of                     ,         , between The GEO Group, Inc. and Wells Fargo Bank, National Association, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

WHEREAS, the Company deems it necessary to issue from time to time for its lawful purposes debt securities (the “Securities”) evidencing its unsecured indebtedness, and has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Securities, unlimited as to principal amount, to bear such rates of interest, to mature at such times and to have such other provisions as shall be fixed as hereinafter provided;

WHEREAS, this Indenture is subject to, and shall be governed by, the provisions of the Trust Indenture Act that are required to be part of and to govern indentures qualified under the Trust Indenture Act; and

WHEREAS, all acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 DEFINITIONS.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires or unless such definition is changed or amended in a supplement or amendment to this Indenture:

(a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(d) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(e) all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

(f) all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

Certain terms used principally in various articles herein are defined in those articles.

“Act”, when used with respect to any Holder, has the meaning specified in Section 1.05.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that, beneficial ownership of 10% or more of the Voting Stock of a Person will be deemed to be control. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” shall have correlative meanings.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security and of Euroclear and Clearstream, to the extent applicable to such transfer or transaction and as in effect at the time of such transfer or transaction.

“Attributable Debt” means, when used in connection with a Sale and Leaseback Transaction, at any date of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Bankruptcy Law” means Title 11, United States Bankruptcy Code of 1978, as amended, or any similar United States Federal or state law for the relief of debtors.

“Board of Directors” means (1) with respect to a corporation, the board of directors of the corporation; (2) with respect to a partnership, the board of directors of the general partner of the partnership; and (3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means as of any date of determination, a resolution duly adopted by the Board of Directors of the Company or, if the context otherwise requires, of the applicable Person and which is in full force and effect as of such date.

“Book-Entry Security” means any Global Security in the form of Exhibit A or such other form established pursuant to Section 2.01, evidencing all or part of a series of Securities, authenticated and delivered to the Depositary for such series or its nominee, and registered in the name of such Depositary or nominee.

“Business Day” means any day which is not a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

“Capital Stock” means, (1) in the case of a corporation, corporate stock; (2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; (3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and (4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Equivalents” means: (1) United States dollars; (2) Government Securities having maturities of not more than one year from the date of acquisition; (3) readily marketable direct obligations issued by any state of the United States of America or any political subdivision thereof having one of the two highest ratings obtainable from either Moody’s or Standard & Poor’s with maturities of 12 months or less from the date of acquisition; (4) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case, with any lender party to the Credit Agreement or with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of “B” or better; (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2), (3) and (4) above entered into with any financial institution meeting the qualifications specified in clause (4) above; (6) commercial paper having the highest rating obtainable from Moody’s or Standard & Poor’s and in each case maturing within one year after the date of acquisition; (7) money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (6) of this definition; and (8) with respect to any Foreign Subsidiary, deposit accounts held by such Foreign Subsidiary in local currency at local commercial banks or savings banks or saving and loan associations in the ordinary course of business.

“Clearstream” means Clearstream Banking, société anonyme, or its successor.

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act, then the body performing such duties at such time.

“Company” means The GEO Group, Inc., until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company by an Officer of the Company and delivered to the Trustee.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its subsidiaries if and to the extent the accounts of such Person and each of its subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP. The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office” means the designated office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date of execution of this Indenture is located at                                         , or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Company).

“Credit Facilities” means one or more debt facilities or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, project financings, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended (and/or amended and restated), restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time, but excluding, in each case any debt securities.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issuable or issued in whole or in part in the form of one or more Book-Entry Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company, pursuant to the applicable provisions of this Indenture which must be a clearing agency registered under the Exchange Act.

“Disqualified Stock” means with reference to any series of Securities any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the Stated Maturity of such referenced series of Securities.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Euroclear” means Euroclear Bank S.A./N.V., as operator of Euroclear System, and any successor thereto.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession as amended and/or modified from time to time. All ratios and computations contained or referred to herein shall be computed in conformity with GAAP applied on a consistent basis.

“Global Securities” means global Securities to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 3.06.

“Government Operating Agreement” means any management services contract, operating agreement, use agreement, lease or similar agreement with a Governmental Authority relating to a facility in a Permitted Business.

“Government Securities” means securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality of the United States government; provided that the full faith and credit of the United States is pledged in support of those securities.

“Governmental Authority” means any nation, province, state, municipality or political subdivision thereof, and any government or any agency or instrumentality thereof exercising executive, legislative, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection or deposit in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness, provided that the pledge of any Government Operating Agreement with respect to any facility to secure Non-Recourse Project Financing Indebtedness related to such facility shall not be deemed a Guarantee.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements;

(2) other agreements or arrangements designed to protect such Person against fluctuations in interest rates; and

(3) foreign exchange contracts, currency swap agreements, currency option agreements and other agreements or arrangements with respect to foreign currency exchange rates.

“Holder” means a Person in whose name a Security is registered.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent:

(1) in respect of borrowed money;

(2) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3) in respect of banker’s acceptances;

(4) representing Capital Lease Obligations;

(5) representing the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

(6) representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term “Indebtedness” includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person; provided that the pledge of any Government Operating Agreement to secure Non-Recourse Project Financing Indebtedness related to the facility that is the subject of such Government Operating Agreement shall not be deemed Indebtedness) and, to the extent not otherwise included, the Guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date will be:

(1) the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount; and

(2) the principal amount of the Indebtedness, together with any interest on the Indebtedness that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Interest Payment Date” means, with respect to any Security, the Stated Maturity of an installment of interest on such Security, as set forth in such Security.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP and including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary. If the Company or any Restricted Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the Company, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of all Investments in such Restricted Subsidiary not sold or disposed of in an amount determined as may be provided pursuant to Section 3.01 or in any amendment or supplemental indenture hereto. The acquisition by the Company or any Restricted Subsidiary of the Company of a Person that holds an Investment in a third Person will be deemed to be an Investment by the Company or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as may be provided pursuant to Section 3.01 or in any amendment or supplemental indenture hereto.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Maturity” means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein provided or as provided in this Indenture or any supplement or amendment hereto, whether at Stated Maturity by declaration of acceleration, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc.

“Non-Recourse Project Financing Indebtedness” means any Indebtedness of a Subsidiary (the “Project Financing Subsidiary”) incurred in connection with the acquisition, construction or development of any facility (and any Attributable Debt in respect of a Sale and Leaseback Transaction entered into in connection with (i) the acquisition, construction or development of any facility by the Company and its Restricted Subsidiaries after the date of this Indenture or (ii) any vacant land upon which a facility related to any Permitted Business is to be built):

(1) where either the Company, a Restricted Subsidiary or such Project Financing Subsidiary operates or is responsible for the operation of the facility pursuant to a Government Operating Agreement;

(2) as to which neither the Company nor any of its Restricted Subsidiaries, other than such Project Financing Subsidiary, (a) provides credit support of any kind

(including any undertaking, agreement or instrument that would constitute Indebtedness or Attributable Debt), it being understood that neither (i) equity Investments funded at the time of or prior to the incurrence of such Indebtedness or Attributable Debt, nor (ii) the pledge by the Company or any Restricted Subsidiary of the Government Operating Agreement relating to such facility shall be deemed credit support or an Investment or (b) is directly or indirectly liable as a guarantor or otherwise;

(3) where, upon the termination of the management services contract with respect to such facility, neither the Company nor any of its Restricted Subsidiaries, other than the Project Financing Subsidiary, will be liable, directly or indirectly, to make any payments with respect to such Indebtedness or Attributable Debt (or, in each case, any portion thereof);

(4) the interest expense related to such Indebtedness or Attributable Debt is fully serviced by a payment pursuant to a Government Operating Agreement with respect to such facility (the “Non-Recourse Interest Payment”); and

(5) such Project Financing Subsidiary has no assets other than the assets, including any ownership or leasehold interests in such facility and any working capital, reasonably related to the design, construction, management and financing of the facility.

“Officer” means, with respect to any Person, the Chairman of the Board of Directors, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary, an Assistant Secretary or any Vice-President of such Person.

“Officers’ Certificate” means a certificate signed on behalf of the Company by at least two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer or the principal accounting officer of the Company, that meets the requirements of Section 1.03 hereof.

“Opinion of Counsel” means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section 1.03 hereof. The counsel may be an employee of or counsel to the Company or any Subsidiary of the Company.

“Outstanding” when used with respect to any series of Securities means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

(a) Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b) any reduction in principal amount of a Global Security, which has been reduced by the Trustee pursuant to Section 3.06 or any other applicable provision of this Indenture or any indenture supplemental hereto;

(c) Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(d) Securities, to the extent provided in Sections 4.02 and 4.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article IV; and

(e) Securities paid pursuant to Section 3.07 or Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company or any Affiliate of the Company.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company, and at the offices of which any Securities may be presented or surrendered for payment.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company, or government or other entity.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.07 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture or any supplement or amendment hereto means the date fixed for such redemption by or pursuant to this Indenture or any supplement or amendment hereto.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture or any supplement or amendment hereto means the price at which it is to be redeemed pursuant to this Indenture or any supplement or amendment hereto.

“Regular Record Date” for the interest payable on any Interest Payment Date on any Security means the date specified for that purpose in such Security or as contemplated by Section 3.01 (whether or not a Business Day) next preceding such Interest Payment Date.

“Responsible Officer” when used with respect to the Trustee, means any vice president, assistant vice president or other trust officer within the Corporate Trust Office of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Restricted Subsidiary” means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to property with a book value in excess of $10.0 million now owned or hereafter acquired whereby the Company or a Restricted Subsidiary transfers such property to another Person and the Company or a Restricted Subsidiary leases it from such Person other than a lease properly characterized pursuant to GAAP as a Capital Lease Obligation, other than transfers and leases among the Company and any Restricted Subsidiaries or among Restricted Subsidiaries.

“Security” or “Securities” has the meaning stated in the first recital of this Indenture and, more particularly, means any Security or Securities duly authenticated and delivered under this Indenture; provided, however, that, if at any time there is more than one Person acting as Trustee under this Indenture, “Securities” with respect to the Indenture as to which such Person is Trustee shall have the meaning stated in the first recital of this Indenture and shall more particularly mean Securities authenticated and delivered under this Indenture, exclusive, however, of Securities of any series as to which such Person is not Trustee.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Bank Debt” means (i) the Indebtedness outstanding under any Credit Facilities, and (ii) all obligations incurred by or owning to the holders or their agent or representatives of such Indebtedness outstanding under any Credit Facilities (including, but not limited to, all fees and expenses of counsel and all other interest, charges, fees and expenses).

“Senior Debt” means

(i) with respect to the Company, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of, (a) Senior Bank Debt, and (b) any other Indebtedness permitted to be incurred by the Company under the terms of this Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Securities; and

(ii) with respect to any Guarantor, the principal of and interest (including post-petition interest whether or not allowed as a claim) on, and all other amounts owing in respect of, (a) Senior Bank Debt and (b) any other Indebtedness permitted to be incurred by such Guarantor under the terms of this Indenture (including, but not limited to, reasonable fees and expenses of counsel and all other charges, fees and expenses incurred in connection with such Indebtedness), unless the instrument creating or evidencing such Indebtedness or pursuant to which such Indebtedness is outstanding expressly provides that such Indebtedness is on a parity with or subordinated in right of payment to the Guarantee of such Guarantor of any series of Securities.

Notwithstanding the foregoing, Senior Debt shall not include (v) any Indebtedness that is represented by Disqualified Stock, (w) any liability for federal, state, local, or other taxes, (x) any Indebtedness among or between the Company, any Restricted Subsidiary or any of their Affiliates, (y) any trade payables and any Indebtedness to trade creditors (other than amounts accrued thereon) incurred for the purchase of goods or materials, or for services obtained, in the ordinary course of business or any obligations to trade creditors in respect of any such Indebtedness, or (z) any Indebtedness (other than Senior Bank Debt) that is incurred in violation of this Indenture.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 3.08.

“Standard & Poor’s” means Standard & Poor’s Ratings Services, a division of McGraw-Hill Financial, Inc.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary” means, with respect to any specified Person: (1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and (2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, or any successor statute.

“Unrestricted Subsidiary” means (a) CSC of Tacoma, LLC, GEO International Holdings, LLC, WCC Financial, Inc., WCC Development, Inc., GEO/FL/01, Inc., GEO/FL/02, Inc., GEO/FL/03, Inc., GEO Design Services, Inc., The GEO Group UK Ltd., The GEO Group Ltd., South African Custodial Holdings Pty, Ltd, The GEO Group Australasia Pty, Ltd., GEO Australasia Pty, Ltd., The GEO Group Australia Pty, Ltd., Australasian Correctional Investment Ltd., Pacific Rim Employment Pty, Ltd., Canadian Correctional Management, Inc., Miramichi Youth Center Management, Inc., The GEO Group New Zealand Limited, South African Custodial Services Pty, Ltd, South African Custodial Management Pty, Ltd, GEO Australian Management Services Pty Ltd, Australasian Correctional Services Pty Ltd., Sentencing Concepts, Inc., GEO Custodial Ltd. (Mauritius), BI Puerto Rico, Inc., Wackenhut Corrections Corporation N.V., GEO Amey PECS Ltd., Blue Stream Properties, LLC, GEO Ravenhall Finance Holding Trust, GEO Ravenhall Finance Holdings Pty Ltd, GEO Ravenhall Finance Pty Ltd, GEO Ravenhall Finance Trust, GEO Ravenhall Holdings Pty Ltd, GEO Ravenhall Pty Ltd, GEO Ravenhall Trust and Ravenhall Finance Co Pty Ltd; and (b) any other Subsidiary of the Company that is designated by the Board of Directors of the Company as an Unrestricted Subsidiary pursuant to a Board Resolution; and (c) any direct or indirect Subsidiary of any Subsidiary described in clauses (a) or (b).

The Board of Directors of the Company may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary or a Person becoming a Subsidiary through merger, consolidation or other business combination transaction, or Investment therein) to be an Unrestricted Subsidiary only if:

(1) such Subsidiary or any of its Subsidiaries does not own any Capital Stock or Indebtedness of, or own or hold any Lien on any property of, the Company or any other Subsidiary of the Company which is not a Subsidiary of the Subsidiary to be so designated or otherwise an Unrestricted Subsidiary; and

(2) such designation and the Investment of the Company in such Subsidiary complies with the applicable provisions, if any, under any supplemental indenture hereto governing Investments.

Any designation of a Subsidiary of the Company as an Unrestricted Subsidiary will be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the preceding conditions and was permitted hereunder, including pursuant to any applicable provisions, if any, under any supplemental indenture hereto governing Investments. If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the applicable provisions, if any, under any supplemental indenture hereto, the Company will be in default of such provisions, if any. The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a

Restricted Subsidiary; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation will only be permitted if (1) such Indebtedness is permitted under any applicable provisions of any supplemental indenture hereto, calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

Section 1.02 OTHER DEFINITIONS.

TERM	DEFINED IN SECTION
“Act”	1.05
“Agent Members”	3.06
“Authenticating Agent”	3.03
“blockage period”	14.03
“CUSIP”	3.09
“Defaulted Interest”	3.08
“Defeased Securities”	4.01
“Guarantor”	13.01
“Indemnitees”	6.07
“Securities Payment”	14.02
“Security Register”	3.05
“Security Registrar”	3.05
“Senior Nonmonetary Default”	14.03
“Senior Payment Default”	14.03
“Special Payment Date”	3.08
“Successor Company”	8.01
“U.S. Government Obligations”	4.04

Section 1.03 COMPLIANCE CERTIFICATES AND OPINIONS.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Trustee shall be entitled to receive an Officers’ Certificate and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee, each stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, except that, in the case of any such application or request as to which the furnishing of such certificates or opinions is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a) a statement that each individual signing such certificate or individual or firm signing such opinion has read such covenant or condition and the definitions herein relating thereto;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of each such individual or such firm, he or it has made such examination or investigation as is necessary to enable him or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d) a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 1.04 FORM OF DOCUMENTS DELIVERED TO TRUSTEE.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate of an Officer of the Company or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company or other obligor on the Securities, unless such Officer or counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous. Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Any certificate or opinion of an Officer of the Company or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company, unless such Officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the accounting matters upon which his certificate or opinion may be based are erroneous. Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05 ACTS OF HOLDERS.

(a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders of the Outstanding Securities of all series or one or more series, as the case may be, may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b) The ownership of Securities shall be proved by the Security Register.

(c) Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. Notwithstanding Trust Indenture Act Section 316(c), any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than ninety (90) days after such record date.

(f) For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 1.06 NOTICES, ETC., TO THE TRUSTEE, THE COMPANY.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a) the Trustee by any Holder or by the Company or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 5.01(c) or (d), in which case, the notice shall be delivered by certified mail) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Services, or at any other address previously furnished in writing to the Holders or the Company, or any other obligor on the Securities by the Trustee and shall be deemed given upon actual receipt by the Trustee; or

(b) the Company by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 5.01(c), in which case, the notice shall be delivered by certified mail) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company addressed to The GEO Group, Inc., One Park Place, 621 N.W. 53rd Street, Suite 700, Boca Raton, Florida, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, facsimile transmission or other similar unsecured electronic methods; provided, however, that (a) the party providing such written instructions, subsequent to such transmission of written instructions, shall provide the originally executed instructions or directions to the Trustee in a timely manner, and (b) such originally executed instructions or directions shall be signed by an authorized representative of the party providing such instructions or directions. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 1.07 NOTICE TO HOLDERS; WAIVER.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee and reasonably calculated to reach its destination shall be deemed to be a sufficient giving of such notice.

Notwithstanding anything to the contrary contained herein, as long as the Securities are in the form of a Global Security, notice to the Holders may be made electronically in accordance with procedures of the Depositary.

Section 1.08 CONFLICT WITH TRUST INDENTURE ACT.

If any provision hereof limits, qualifies or conflicts with any provision of the Trust Indenture Act or another provision which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, the provision or requirement of the Trust Indenture Act shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 1.09 EFFECT OF HEADINGS AND TABLE OF CONTENTS.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.10 SUCCESSORS AND ASSIGNS.

All covenants and agreements in this Indenture by the Company and the Trustee shall bind their respective successors and assigns, whether so expressed or not.

Section 1.11 SEPARABILITY CLAUSE.

In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.12 BENEFITS OF INDENTURE.

Nothing in this Indenture or in the Securities, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent, any Security Registrar and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.13 GOVERNING LAW.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 1.14 LEGAL HOLIDAYS.

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of any Security) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 1.15 INDEPENDENCE OF COVENANTS.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 1.16 SCHEDULES AND EXHIBITS.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.17 COUNTERPARTS.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 1.18 CONSENT TO JURISDICTION. Any legal suit, action or proceeding arising out of or based upon this Indenture or the transactions contemplated hereby (“Related Proceedings”) may be instituted in the federal courts of the United States of America located in The City of New York or the courts of the State of New York in each case located in The City of New York (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s (other than the Trustee) address specified pursuant to Sections 1.06 or 1.07, as applicable, shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court has been brought in an inconvenient forum.

Section 1.19 WAIVER OF JURY TRIAL.

EACH OF THE COMPANY, ANY GUARANTOR AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 1.20 FORCE MAJEURE.

In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 1.21 U.S.A. PATRIOT ACT.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE II

SECURITY FORMS

Section 2.01 FORMS OF SECURITIES.

The Securities of each series shall be in substantially the form of Exhibit A hereto or in such form as shall otherwise be established in one or more indentures supplemental hereto or approved from time to time by or pursuant to a Board Resolution in accordance with Section 3.01, shall have such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture or any indenture supplemental hereto, and may have such letters, numbers or other marks of identification or designation and such legends or endorsements placed thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Securities may be listed, or to conform to usage.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on a steel engraved border or steel engraved borders, or may be produced in any other manner, all as determined by the officer or officers executing such Securities, as evidenced by their execution of such Securities.

The terms and provisions set forth in any Security shall constitute, and are hereby made a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. Notwithstanding the foregoing, to the extent any provision of any Security conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

Section 2.02 FORM OF TRUSTEE’S CERTIFICATE OF AUTHENTICATION.

Subject to Section 6.12, the Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture (as such Indenture may be supplemented or amended).

Dated:

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

AUTHORIZED SIGNATORY

ARTICLE III

THE SECURITIES

Section 3.01 AMOUNT UNLIMITED; ISSUABLE IN SERIES.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

The Securities shall rank equally and pari passu in right of payment and may be issued in one or more series. There shall be established in one or more Board Resolutions or pursuant to authority granted by one or more Board Resolutions and set forth, or determined in the manner provided, in an Officers’ Certificate, or established in one or more indentures supplemental hereto which may amend the terms of this Indenture unless prohibited by the Trust Indenture Act, prior to the issuances of Securities of any series, any or all of the following, as applicable (each of which, if so provided, may be determined from time to time by the Company with respect to unissued Securities of the series when issued from time to time):

(1) the title of the Securities of the series (which shall distinguish the Securities of such series from all other series of Securities);

(2) any limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 3.04, 3.05, 3.06, 3.07, 9.06 or 11.08) and whether any series may be reopened for additional Securities of that series; in the event that such series of Securities may be reopened from time to time for issuances of additional Securities of such series, the terms thereof shall indicate whether any such additional Securities shall have the same terms as the prior Securities of such series or whether the Company may establish additional or different terms with respect to such additional Securities;

(3) the date or dates, or the method by which such date or dates will be determined or extended, on which the principal (and premium, if any) of the Securities of the series shall be payable;

(4) the rate or rates at which the Securities of the series shall bear interest, if any, or the method by which such rate or rates shall be determined, the date or dates from which such interest shall accrue or the method by which such date or dates shall be determined, whether such Securities shall be issued with original issue discount or at a percentage of their principal amount, the Interest Payment Dates on which such interest will be payable and the Regular Record Date, if any, for the interest payable on any Security on any Interest Payment Date, or the method by which such date shall be determined, and the basis upon which such interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

(5) the place or places, if any, other than or in addition to the Borough of Manhattan, The City of New York, where the principal of (and premium, if any) and interest, if any, on Securities of the series shall be payable, Securities of the series may be surrendered for exchange, where Securities of that series that are convertible or exchangeable may be surrendered for the conversion or exchange, as applicable, and where notices or demands to or upon the Company in respect of the Securities of the series and this Indenture may be served;

(6) any additions or changes (including to the provisions of Article XI) with respect to the redemption of such series of Securities, including with respect to the period or periods within which, or the date or dates on which, the price or prices at which, and other terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company, if the Company is to have the option;

(7) the obligation, if any, of the Company to redeem, repay or purchase Securities or the series pursuant to any sinking fund or analogous provision or at the option of a Holder thereof, and the period or periods within which or the date or dates on which, the price or prices at which, and other terms and conditions upon which Securities of the series shall be redeemed, repaid or purchased, in whole or in part, pursuant to such obligation;

(8) if other than the Trustee, the identity of each Security Registrar and/or Paying Agent;

(9) if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof, the denominations in which Securities of the series shall be issuable;

(10) if other than the principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 5.02 or the method by which such portion shall be determined;

(11) the Guarantors, if any, of the Securities of the series, and the extent of the Guarantees of the Securities (including provisions relating to seniority, subordination, and the release of the Guarantors), if any, and any additions or changes to permit or facilitate Guarantees of such Securities;

(12) whether the amount of payments of principal of (or premium, if any) or interest, if any, on the Securities of the series may be determined with reference to any index, formula or other method, and the manner in which such amounts shall be determined;

(13) provisions, if any, granting special rights to the Holders of Securities of the series upon the occurrence of such events as may be specified;

(14) any deletions from, modifications of or additions to the Events of Default or covenants or other provisions (including any deletions from, modifications of or additions to any of the provisions of Section 5.01) of the Company with respect to Securities of the series, whether or not such Events of Default or covenants or other provisions are consistent with the Events of Default or covenants or other provisions set forth herein;

(15) the applicability, if any, of Sections 4.02 and 4.03 to the Securities of the series (and, in the case of Section 4.03, if applicable, any additional covenants subject to covenant defeasance) and any provisions in modification of, in addition to or in lieu of any of the provisions of Article IV;

(16) if the Securities of such series are to be issuable in definitive form (whether upon original issue or upon exchange of a temporary Security of such series) only upon receipt of certain certificates or other documents or satisfaction of other conditions, then the form and/or terms of such certificates, documents or conditions;

(17) the terms of any temporary securities, the provisions for deposit and withdrawal from a common depository and terms related thereto;

(18) if the Securities of the series are to be secured or convertible into or exchangeable for any securities of any Person (including the Company), the terms and conditions upon which such Securities of the series will be so secured or convertible or exchangeable (including, without limitation, the initial conversion price or rate, the conversion period, the conversion agent, if any, adjustments of the applicable conversion price or rate and any requirements with respect to the reservation of shares or Securities for purposes of conversion);

(19) whether the Securities of the series are to be issued in whole or in part in the form of one or more Global Securities and, in such case, the Depositary for such Global Security or Global Securities, and the terms and conditions, if any, upon which interests in such Global Security or Global Securities may be exchanged in whole or in part for the individual securities represented thereby in definitive form registered in the name or names of Persons other than such Depositary or a nominee or nominees thereof (“Individual Securities”);

(20) the date as of which any Global Security of the series shall be dated if other than the original issuance of the first Security of the series to be issued;

(21) the form or forms of the Securities of the series including such legends as may be required by applicable law;

(22) any addition or change in the provisions related to compensation and reimbursement of the Trustee which applies to Securities of such series

(23) any addition or change in the provisions related to supplemental indentures set forth in Sections 9.01, 9.02 and 9.04 which applies to Securities of such series

(24) provisions, if any, granting special rights to Holders upon the occurrence of specified events;

(25) any addition or change in the provisions of Article VIII;

(26) any addition or change (including to the provisions of Article XIV) in the provisions relating to the subordination of Securities of the series;

(27) whether the Securities will contain any transfer restrictions; and

(28) any other terms of the series (which terms shall not be inconsistent with the requirements of the Trust Indenture Act, but may modify, amend, supplement or delete any of the terms of this Indenture with respect to such series).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to such Board Resolution and set forth in such Officers’ Certificate or in any such indenture supplemental hereto. All Securities of any one series need not be issued at the same time and, unless otherwise provided, a series may be reopened, without the consent of the Holders, for issuances of additional Securities of such series or to establish additional terms of such series of Securities (which additional terms shall only be applicable to unissued or additional Securities of such series).

If any of the terms of the Securities of any series are established by action taken pursuant to one or more Board Resolutions, a copy of an appropriate record of such action(s) shall be certified by the Secretary or an Assistant Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate setting forth the terms of the Securities of such series.

Section 3.02 DENOMINATIONS.

The Securities shall be issuable only in fully registered form without coupons and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof, unless provided otherwise in a supplemental indenture with respect to any series of Securities.

Section 3.03 EXECUTION, AUTHENTICATION, DELIVERY AND DATING.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board of Directors, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents. The signatures of any of these officers on the Securities may be manual or facsimile.

Securities bearing the manual or facsimile signature of an individual who was at any time the proper officer of the Company shall bind the Company, notwithstanding that such individual has ceased to hold such office prior to the authentication and delivery of such Securities or did not hold such office at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise. In authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall receive, and, subject to Section 6.01, shall be fully protected in relying upon:

(a) A copy of the resolution or resolutions of the Board of Directors in or pursuant to which the terms and form of the Securities were established, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect as of the date of such certificate, and if the terms and form of such Securities were established by an Officers’ Certificate pursuant to authorization of the Board of Directors, such Officers’ Certificate;

(b) an executed supplemental indenture, if any;

(c) an Officers’ Certificate delivered in accordance with Section 1.03; and

(d) an Opinion of Counsel which shall state:

(1) that the form of such Securities has been established by a supplemental indenture or by or pursuant to a resolution of the Board of Directors in accordance with Section 2.01 and in conformity with the provisions of this Indenture;

(2) that the terms of such Securities have been established in accordance with Section 3.01 and in conformity with the other provisions of this Indenture; and

(3) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting the enforcement of creditors’ rights and to general equity principles.

The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith shall determine that such action would expose the Trustee to personal liability to existing Holders.

Unless otherwise provided for in the form of Security, each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, in case the Company, pursuant to Article VIII, shall, in a single transaction or through a series of related transactions, be consolidated, amalgamated, combined or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation, amalgamation, or combination or surviving such merger, or into which the Company shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article VIII, any of the Securities authenticated or delivered prior to such consolidation, amalgamation, combination, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange. If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent (“Authenticating Agent”) acceptable to the Company to authenticate Securities on behalf of the Trustee. Unless limited by the terms of such appointment, an Authenticating Agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An Authenticating Agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

Section 3.04 TEMPORARY SECURITIES.

(a) Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officer or officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

(b) If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay, except to comply with applicable law. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.05 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register for each series of Securities (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided. The Company may change the Security Registrar or appoint one or more co-Security Registrars without prior notice; provided that the Company shall promptly notify the Trustee if the Company changes the Security Registrar or appoints a co-Security Registrar.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, other than exchanges pursuant to this Section 3.05 or Section 3.07 not involving any transfer, except for any transfer tax or similar governmental charge that may be imposed in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.04 or 9.06 or pursuant to any offer for the Securities which the Company may make to the Holders pursuant to the provisions of any indenture supplemental hereto).

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Securities pursuant to Article XI or any applicable provision of an indenture supplemental hereto and ending at the close of business on the day of such mailing, (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part or (c) to register the transfer of or to exchange a Security between a Regular Record Date and the next succeeding Interest Payment Date or a Special Record Date and the next succeeding Special Payment Date.

Any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 3.05, Sections 3.04, 3.06, 3.07, 9.06 or 11.08 or otherwise, shall also be a Global Security and bear the legend specified in Exhibit A hereto or as specified pursuant to Section 3.01.

All certifications, certificates and Opinions of Counsel required to be submitted to the Security Registrar pursuant to this Section 3.05 to effect a registration of transfer or exchange may be submitted by facsimile with the original to follow by first class mail.

Section 3.06 BOOK ENTRY PROVISIONS FOR GLOBAL SECURITIES.

The following provisions shall govern Global Securities except as set forth in an indenture supplemental hereto:

(a) Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Exhibit A hereto.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Security.

(b) Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case, such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing a Default or Event of Default with respect to the Global Security.

(c) If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article III. If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article III or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records. Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 3.06(c) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative. Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding Subsection (b), the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities. The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d) Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e) The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures. Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Company, the Trustee, any Paying Agent or any Registrar will have any responsibility or liability for any aspect of Depositary records relating to, or payments made on account of, beneficial ownership interests in a Global Security or for maintaining, supervising or reviewing any Depositary records relating to such beneficial ownership interests, or for transfers of beneficial interests in the Securities or any transactions between the Depositary and beneficial owners.

Section 3.07 MUTILATED, DESTROYED, LOST AND STOLEN SECURITIES.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section 3.07, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee, its agents and its counsel) connected therewith.

Every replacement Security issued pursuant to this Section 3.07 in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.08 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01, any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection (a) provided. Thereupon, the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and shall fix the Special Record Date not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company in writing of such Special Record Date. In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than fifteen (15) days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection (b), such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.08, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.09 CUSIP NUMBERS.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 3.10 PERSONS DEEMED OWNERS.

Prior to and at the time of due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.08) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 3.11 CANCELLATION.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.11, except as expressly permitted by this Indenture. All canceled Securities held by the Trustee shall be disposed of in accordance with the Trustee’s standard procedures, unless by a Company Order received by the Trustee prior to such disposition, the Company shall direct that the canceled Securities be returned to it. The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested in writing by the Company.

Section 3.12 COMPUTATION OF INTEREST.

Except as otherwise specified as contemplated by Section 3.01 with respect to Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

ARTICLE IV

DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01 APPLICABILITY OF ARTICLE; COMPANY’S OPTION TO EFFECT DEFEASANCE OR COVENANT DEFEASANCE.

If pursuant to Section 3.01 provision is made for either or both of (a) defeasance of the Securities of a series under Section 4.02 or (b) covenant defeasance of the Securities of a series under Section 4.03, then the provisions of such Section or Sections, as the case may be, together with the other provisions of this Article IV (with such modifications thereto as may be specified pursuant to Section 3.01 with respect to any Securities), shall be applicable to such Securities, and the Company may at its option by Board Resolution, at any time, with respect to such Securities, elect to have Section 4.02 (if applicable) or Section 4.03 (if applicable) be applied to such Outstanding Securities and any corresponding Guarantees of such Securities (the “Defeased Securities”) upon compliance with the conditions set forth below in this Article IV.

Section 4.02 DEFEASANCE AND DISCHARGE.

Upon the Company’s exercise of the option applicable to this Section 4.02 with respect to any Securities of a series, the Company and any other obligor upon the applicable series of Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “defeasance”). For this purpose, such defeasance means that the Company and any other obligor under the applicable series of Securities shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such series of Securities and this Indenture insofar as such series of Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.05 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such series of Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 3.03, 3.04, 3.05, 3.07, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder with respect to the Defeased Securities, including, without limitation, the Trustee’s rights under Section 6.07 and the Company’s and, if any, the Guarantors’, obligations in connection therewith, and (d) this Article IV. Subject to compliance with this Article IV, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to a series of Securities.

Section 4.03 COVENANT DEFEASANCE.

Upon the Company’s exercise of the option applicable to this Section 4.03 with respect to any Securities of a series, the Company shall be released from its obligations under any covenant or provision contained or referred to in Section 10.04, and any other covenant or provision if specified pursuant to Section 3.01, in each case, with respect to the Defeased Securities, on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder (it being understood that such Securities shall not be deemed outstanding for accounting purposes), and the Events of Default under Section 5.01(c) and (d) and any Event of Default specified to be covered by this Section 4.03 for a series in accordance with Section 3.01 shall cease to be in full force and effect with respect to the applicable series of Securities. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01 but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 4.04 CONDITIONS TO DEFEASANCE OR COVENANT DEFEASANCE.

The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Securities of a series:

(1) The Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the applicable series of Securities, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium, if any, on the Outstanding Securities on the Stated Maturity or on the applicable Redemption Date, as the case may be, and the Company must specify whether such Securities are being defeased to Maturity or to a particular Redemption Date and, if such Securities are being defeased to a particular Redemption Date, the Company must have delivered to the Trustee an irrevocable notice of redemption;

(2) In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date hereof, there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3) In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the Outstanding Securities will not recognize income, gain or loss for Federal income tax purposes as a result of such covenant defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4) No Default or Event of Default shall have occurred and be continuing on either (a) on the date of such deposit or (b) insofar as Section 5.01(e) or Section 5.01(f) are concerned, at any time in the period ending on the 123rd day after the date of deposit;

(5) Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

(6) The Company must have delivered to the Trustee an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the U.S. Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law;

(7) The Company must have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders of the applicable Securities over the other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) The Company must deliver to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03 (as the case may be) have been complied with.

Opinions of Counsel required to be delivered under this Section 4.04 shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

Notwithstanding any other provisions of this Article IV, such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions and limitations which may be imposed by the Company in connection therewith pursuant to Section 3.01.

Section 4.05 DEPOSITED MONEY AND U.S. GOVERNMENT OBLIGATIONS TO BE HELD IN TRUST; OTHER MISCELLANEOUS PROVISIONS.

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Securities of any series shall be held in trust and applied by the Trustee, in accordance with the provisions of such series of Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such series of Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.

Unless otherwise specified with respect to any Security pursuant to Section 3.01, the Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

Anything in this Article IV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 4.06 REINSTATEMENT.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the applicable series of Securities shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security of such series following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities of such series and the Company shall be subrogated to the rights of the Holders of such series of Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent pursuant to Section 4.02 or 4.03.

ARTICLE V

REMEDIES

Section 5.01 EVENTS OF DEFAULT.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) with respect to a particular series of Securities except as otherwise specified with respect to a series of Securities in accordance with the provisions of Section 3.01:

(a) there shall be a default in the payment of any installment of interest on any of the Securities of such series when it becomes due and payable, and such default shall continue for a period of 30 days;

(b) there shall be a default in the payment of the principal of (or premium, if any, on) any of the Securities of such series when it becomes due and payable, whether at Maturity, upon redemption by declaration or otherwise;

(c) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or a Guarantor, if any, applicable to such series of Securities (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in Subsections (a) and (b)) and such default or breach shall continue for a period of 60 consecutive days after written notice to the Company has been given;

(d) except as permitted by this Indenture or as provided in accordance with the provisions of Section 3.01, any Guarantee of such series of Securities shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Guarantee of such series of Securities;

(e) the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) makes a general assignment for the benefit of its creditors, or

(iv) generally is not paying its debts as they become due; and

(f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, in an involuntary case; or

(ii) appoints a custodian of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary, or

(iii) orders the liquidation of the Company or any Restricted Subsidiary that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

(g) any other Event of Default provided with respect to Securities of that series.

Section 5.02 ACCELERATION OF MATURITY; RESCISSION AND ANNULMENT.

If an Event of Default (other than an Event of Default specified in Section 5.01(e) or Section 5.01(f)) with respect to Securities of any series at the time Outstanding, shall occur and be continuing, unless the principal and interest with respect to all of the Securities of such series shall have already become due and payable, the Trustee or the Holders of at least 25% in aggregate principal amount of the Securities of that series (with each affected series voting as a separate class) then Outstanding may, and the Trustee at the request of such Holders shall, declare all unpaid principal of and accrued interest on all Securities of that series affected thereby to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal and interest shall become due and payable immediately. If an Event of Default specified in Subsection (e) or Subsection (f) of Section 5.01 occurs, unless the principal and interest with respect to the Securities shall have already become due and payable, then the Securities of all series shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder. Thereupon, the Trustee may, at its discretion, proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

Section 5.03 COLLECTION OF INDEBTEDNESS AND SUITS FOR ENFORCEMENT BY TRUSTEE.

If an Event of Default specified in Section 5.01(a) or Section 5.01(b) with respect to any Securities of a series occurs and is continuing, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the whole amount of principal and interest, remaining unpaid on such series of Securities, with interest upon the overdue principal, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities of such series; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and the Trustee may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon the Securities of such series and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities of such series, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders under this Indenture by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy, subject however to Section 5.12. No recovery of any such judgment upon any property of the Company shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04 TRUSTEE MAY FILE PROOFS OF CLAIM.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities of any series or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of such series of Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a) to file proofs of claim and such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of the Securities of such series allowed in such judicial proceeding, and

(b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, fees and expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities of any series or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

For purposes of this Section 5.04, the Trustee is hereby designated as the attorney-in-fact for the Holders.

Section 5.05 TRUSTEE MAY ENFORCE CLAIMS WITHOUT POSSESSION OF SECURITIES.

All rights of action and claims under this Indenture with respect to any series of Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities of such series or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, fees and expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities of such series in respect of which such judgment has been recovered.

Section 5.06 APPLICATION OF MONEY COLLECTED.

Any money collected by the Trustee pursuant to this Article V or otherwise on behalf of the Holders or the Trustee pursuant to this Article V or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article V shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the several Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee under Section 6.07;

SECOND: To the extent provided in Article XIV, to the holders of Senior Debt of the Company in accordance with Article XIV; and

THIRD: To the payment of the amounts then due and unpaid upon the Securities for principal and interest, in respect of which or for the benefit of which such money has been collected, on the Securities of such series in the order of the maturity of the installments of such interest, such payments to be made ratably to the Persons entitled thereto, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

FOURTH: The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 5.07 LIMITATION ON SUITS.

No Holder of any series of Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or any series of Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(a) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

(b) the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against the costs, fees and expenses and liabilities to be incurred in compliance with such request;

(d) the Trustee for 60 days after its receipt of such notice, request and offer (and, if requested, provision) of indemnity has failed to institute any such proceeding; and

(e) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities of the affected series;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture or any Security of any series to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture or any Security of any series, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

Section 5.08 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.08) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09 RESTORATION OF RIGHTS AND REMEDIES.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10 RIGHTS AND REMEDIES CUMULATIVE.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11 DELAY OR OMISSION NOT WAIVER.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.

Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12 CONTROL BY HOLDERS.

The Holders of not less than a majority in aggregate principal amount of any series of Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under this Article V with respect to such series, provided that:

(a) such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07), expose the Trustee to personal liability or be unduly prejudicial to Holders not joining therein; and

(b) subject to the provisions of Section 315 of the Trust Indenture Act, the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13 WAIVER OF PAST DEFAULTS.

Subject to Section 9.02, holders of a majority in aggregate principal amount of the then outstanding Securities of any affected series (with each affected series voting as a separate class), by notice to the Trustee, may on behalf of the Holders of all of the Securities of such series, waive any existing Default or Event of Default and its consequences, except a continuing Default or Event of Default in the payment of interest, if any, on, or the principal of, such Securities (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then Outstanding Securities of any affected series (with each affected series voting as a separate class) may rescind an acceleration and its consequences with respect to such series, including any related payment default that resulted from such acceleration). The Company shall deliver to the Trustee an Officers’ Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders of the Securities of such series shall be restored to their former positions and rights hereunder and under the Securities of such series, respectively. This Section 5.13 shall be in lieu of Section 316(a)(1)(B) of the Trust Indenture Act and such Section 316(a)(1)(B) of the Trust Indenture Act is hereby expressly excluded from this Indenture and the Securities, as permitted by the Trust Indenture Act. Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14 UNDERTAKING FOR COSTS.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities of any series, or to any suit instituted by any Holder pursuant to Section 5.08 hereof.

Section 5.15 WAIVER OF STAY, EXTENSION OR USURY LAWS.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal of, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16 REMEDIES SUBJECT TO APPLICABLE LAW.

All rights, remedies and powers provided by this Article V may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE VI

THE TRUSTEE

Section 6.01 DUTIES OF TRUSTEE.

Subject to the provisions of Trust Indenture Act Sections 315(a) through 315(d):

(a) if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(b) except during the continuance of a Default or an Event of Default:

(1) the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee; and

(2) in the absence of bad faith or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions which by any provision hereof are required to be furnished to the Trustee, to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein);

(c) the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(1) this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.01;

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in aggregate principal amount of Outstanding Securities of any series relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Indenture;

(d) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e) whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.01; and

(f) the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 6.02 NOTICE OF DEFAULTS.

Within 90 days after a Responsible Officer of the Trustee receives actual notice of the occurrence of any Default, the Trustee shall transmit by mail to all Holders and any other Persons entitled to receive reports pursuant to Section 313(c) of the Trust Indenture Act, as their names and addresses appear in the Security Register, notice of such Default hereunder actually known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as it in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03 CERTAIN RIGHTS OF TRUSTEE.

Subject to the provisions of Section 6.01 hereof and Trust Indenture Act Sections 315(a) through 315(d):

(a) the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c) the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(e) the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the discretion, rights or powers conferred upon it by this Indenture other than any liabilities arising out of the negligence, bad faith or willful misconduct of the Trustee;

(f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than 25% in aggregate principal amount of the Securities of any series then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require indemnity satisfactory to it against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding of an affected series shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee in its discretion may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

(g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h) the Trustee shall not be required to take notice, and shall not be deemed to have notice, of any Default or Event of Default hereunder, except Events of Default described in Subsections (a) and (b) of Section 5.01 hereof, unless a Responsible Officer of the Trustee has actual knowledge thereof or shall be notified specifically of the Default or Event of Default on a written instrument or document received by the Trustee at its Corporate Trust Office and such notice references the Securities. In the absence of such actual knowledge or delivery of notice satisfying those requirements, the Trustee may assume conclusively that there is no Default or Event of Default, except as noted above;

(i) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officers’ Certificate;

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed by the Trustee to act hereunder;

(k) in no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(l) the Trustee may request that the Company deliver a certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture; and

(m) the Trustee shall not be required to give any bond or surety in respect of the performance of its powers and duties hereunder.

Section 6.04 TRUSTEE NOT RESPONSIBLE FOR RECITALS, DISPOSITIONS OF SECURITIES OR APPLICATION OF PROCEEDS THEREOF.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05 TRUSTEE AND AGENTS MAY HOLD SECURITIES; COLLECTIONS; ETC.

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and, subject to Trust Indenture Act Sections 310 and 311, may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06 MONEY HELD IN TRUST.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds, except to the extent required by mandatory provisions of law.

Section 6.07 COMPENSATION AND INDEMNIFICATION OF TRUSTEE AND ITS PRIOR CLAIM.

The Company covenants and agrees to pay to the Trustee from time to time, such compensation as agreed to in writing by the Company and the Trustee and reasonable compensation for all other services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust), and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all reasonable fees, expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture and as agreed upon in the fee agreement between the Trustee and the Company (including the reasonable compensation and the fees, expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ); except any such expense, disbursement or advance as may arise from its negligence, bad faith or willful misconduct. The Company also covenants and agrees to indemnify the Trustee and its directors, officers, agents and employees and each predecessor Trustee (the “Indemnitees”) for, and to hold them harmless against, any claim, loss, liability, damage, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without negligence, bad faith or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07 and also including any liability which the Indemnitees may incur as a result of failure to withhold, pay or report any tax, assessment, fine, penalty, damages or other governmental charge, and the costs, fees and expenses of defending itself against or investigating any claim (whether asserted by the Company, a Guarantor, a Holder, or any other Person) or liability in connection with the exercise or performance of any of its powers or duties hereunder. The obligations of the Company under this Section 6.07 to compensate and indemnify the Indemnitees and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable fees, expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee and each predecessor Trustee.

The Trustee shall have a lien prior to the Securities as to all property and funds held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 6.07, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.01(e) or Section 5.01(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 6.08 CONFLICTING INTERESTS.

The Trustee shall comply with the provisions of Section 310(b) of the Trust Indenture Act.

Section 6.09 TRUSTEE ELIGIBILITY.

There shall at all times be a Trustee hereunder which shall be eligible to act as trustee under Trust Indenture Act Section 310(a) and which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve. If the Trustee does not have a Corporate Trust Office in The City of New York, the Trustee may appoint an agent in The City of New York reasonably acceptable to the Company to conduct any activities which the Trustee may be required under this Indenture to conduct in The City of New York. If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of Federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign immediately in the manner and with the effect hereinafter specified in this Article VI.

Section 6.10 RESIGNATION AND REMOVAL; APPOINTMENT OF SUCCESSOR TRUSTEE.

(a) No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article VI shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.

(b) The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 30 Business Days prior to the proposed date of resignation. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(c) The Trustee may be removed with respect to any particular series of Securities at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company. Upon receiving such Act of the Holders, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the removed Trustee and a copy to the successor trustee. If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the receipt of such Act of the Holders, the removed Trustee, at the expense of the Company, or any Holder who has been a bona fide Holder of a Security for at least six months, on behalf of himself and all others similarly situated, may petition any court of competent jurisdiction for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(d) If at any time:

(1) the Trustee shall fail to comply with the provisions of Trust Indenture Act Section 310(b) after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months,

(2) the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by or pursuant to a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by or pursuant to a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11. If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee with respect to Securities of a series, a successor trustee shall be appointed by the Act of the Holders of a majority in aggregate principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee. If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner provided herein, the Trustee, at the expense of the Company, or the Holder of any Security who has been a bona fide Holder of a Security of such series for at least six months may, subject to Section 5.14, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee with respect to Securities of a series.

(f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register. Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 6.11 ACCEPTANCE OF APPOINTMENT BY SUCCESSOR.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys, cash equivalents and other property relating thereto at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, trusts and duties. Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under the provisions of Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09.

In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of one or more series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which (1) shall contain such provisions as shall be necessary or desirable to transfer and confirm to, and to vest in, each successor Trustee all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register. If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10. If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 6.12 MERGER, CONVERSION, CONSOLIDATION OR SUCCESSION TO BUSINESS.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation shall be eligible under Trust Indenture Act Section 310(a) and this Article VI and shall have a combined capital and surplus of at least $50,000,000 and have a Corporate Trust Office or an agent selected in accordance with Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13 PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor). A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein, as qualified by Trust Indenture Act Section 311(b).

Section 6.14 APPOINTMENT OF AUTHENTICATING AGENT.

At any time when any of the Securities remain Outstanding, the Trustee may appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon exchange, registration of transfer or partial redemption thereof, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Any such appointment shall be evidenced by an instrument in writing signed by a Responsible Officer of the Trustee, a copy of which instrument shall be promptly furnished to the Company. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent. Each Authenticating Agent shall be reasonably acceptable to the Company and, except as may otherwise be provided pursuant to Section 3.01, shall at all times be a bank or trust company or corporation organized and doing business and in good standing under the laws of the United States of America or of any State or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authorities. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 6.14, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.14.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.14, without the execution or filing of any paper or further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent for any series of Securities may at any time resign by giving written notice of resignation to the Trustee for such series and to the Company. The Trustee for any series of Securities may at any time terminate the agency of an Authenticating Agent by giving written notice of termination to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case of any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.14, the Trustee for such series may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall give notice of such appointment to all Holders of Securities of the series with respect to which such Authenticating Agent will serve in the manner set forth in Section 1.07. Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent herein. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.14.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation including reimbursement of its reasonable expenses for its services under this Section 6.14.

If an appointment with respect to one or more series is made pursuant to this Section 6.14, the Securities of such series may have endorsed thereon, in addition to or in lieu of the Trustee’s certificate of authentication, an alternate certificate of authentication substantially in the following form:

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

Dated:

[NAME OF AUTHENTICATING AGENT]

BY:
AS AUTHENTICATING AGENT

BY:
AUTHORIZED SIGNATORY

Section 6.15 APPOINTMENT OF CO-TRUSTEE.

(a) For the purpose of meeting any legal requirements of any jurisdiction in which the Company may at the time be located in connection with the enforcement of any right or the taking of any action on behalf of the Holders of any Securities issued hereunder, the Trustee shall have the power and may execute and deliver all instruments necessary to appoint one or more Persons to act as a co-trustee or co-trustees, or separate trustee or separate trustees, with such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Each co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a trustee under Section 6.09. The Trustee shall promptly notify the Holders and the Company of the appointment of a co-trustee or separate trustee under this Section 6.15.

(b) Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

(1) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

(2) no trustee hereunder shall be personally liable by reason of any act or omission of any other trustee hereunder;

(3) the Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee;

(4) any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Indenture and the conditions of this Article VI. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Indenture, specifically including every provision of this Indenture relating to the conduct of, affecting the liability of, or affording protection or rights (including the rights to compensation, reimbursement and indemnification hereunder) to, the Trustee. Every such instrument shall be filed with the Trustee; and

(5) any separate trustee or co-trustee may at any time constitute the Trustee its agent or attorney-in-fact with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Indenture on its behalf and in its name for the purposes of enforcing any rights or taking any other action on behalf of the Holders of any Securities issued hereunder.

ARTICLE VII

HOLDERS’ LISTS AND REPORTS BY TRUSTEE

Section 7.01 COMPANY TO FURNISH TRUSTEE NAMES AND ADDRESSES OF HOLDERS.

The Company will furnish or cause to be furnished to the Trustee:

(a) semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b) at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in Subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished; provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.

Section 7.02 DISCLOSURE OF NAMES AND ADDRESSES OF HOLDERS.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities, and the Trustee shall comply with Trust Indenture Act Section 312(b). The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c).

Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders in accordance with Trust Indenture Act Section 312, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Trust Indenture Act Section 312.

Section 7.03 REPORTS BY TRUSTEE.

(a) Within 60 days after May 1 of each year commencing with the first May 1 after the issuance of Securities, the Trustee, if so required under the Trust Indenture Act, shall transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report dated as of such May 1 in accordance with and with respect to the matters required by Trust Indenture Act Section 313(a). The Trustee shall also transmit by mail to all Holders, in the manner and to the extent provided in Trust Indenture Act Section 313(c), a brief report in accordance with and with respect to the matters required by Trust Indenture Act Section 313(b)(2).

(b) A copy of each report transmitted to Holders pursuant to this Section 7.03 shall, at the time of such transmission, be mailed to the Company and filed with each stock exchange, if any, upon which the Securities are listed and also with the Commission. The Company will notify the Trustee promptly in writing if the Securities are listed on any stock exchange or delisted therefrom.

Section 7.04 CALCULATION OF ORIGINAL ISSUE DISCOUNT.

If Securities of a series are issued with original issue discount, upon request of the Trustee, the Company shall file with the Trustee promptly at the end of each calendar year (i) a written notice specifying the amount of original issue discount (including daily rates and accrual periods), if any, accrued on Outstanding Securities as of the end of such year and (ii) such other specific information relating to such original issue discount as may then be relevant under the Internal Revenue Code of 1986, as amended from time to time.

ARTICLE VIII

CONSOLIDATION, MERGER, SALE OF ASSETS

Section 8.01 COMPANY MAY CONSOLIDATE, ETC., ONLY ON CERTAIN TERMS.

The terms on which the Company may consolidate, amalgamate, combine or merge with or into any other Person or, directly or indirectly, sell, assign, convey, lease, transfer or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Restricted Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, lease, transfer or disposition of all or substantially all of the properties and assets of the Company and its Restricted Subsidiaries on a Consolidated basis to any other Person or group of Persons will be set out in one or more amendments to or indentures supplemental hereto, pursuant to Section 3.01.

ARTICLE IX

SUPPLEMENTAL INDENTURES

Section 9.01 SUPPLEMENTAL INDENTURES AND AGREEMENTS WITHOUT CONSENT OF HOLDERS.

Without the consent of any Holders, the Company and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture or any series of the Securities, in form satisfactory to the Trustee, for any of the following purposes:

(a) to cure any ambiguity, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Company’s or any Guarantor’s obligations to Holders of Securities of a series in the case of a merger or consolidation or sale of all or substantially all of the Company’s or such Guarantor’s assets;

(d) to make any change that would provide any additional rights or benefits to the Holders of Securities or that does not adversely affect the legal rights under this Indenture of any such Holder;

(e) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f) to conform the text of this Indenture, or any Securities or any Guarantee thereof, to any provision of the description of such securities in any offering memorandum with respect thereto to the extent that such provision in the description of such Securities was intended to be a verbatim recitation of a provision of this Indenture, the Securities or any Guarantee thereof as evidenced in an Officers’ Certificate;

(g) to allow a Guarantor to execute a supplemental indenture for the purpose of providing a guarantee of any Securities in accordance with the provisions of this Indenture or any indenture supplemental hereto;

(h) to establish the form or terms of Securities of any series as permitted by this Indenture, which is not yet issued;

(i) to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 4.02 or 4.03; provided that any such actions shall not adversely affect the interests of Holders of Securities of such series in any material respect; or

(j) to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of any series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of this Indenture by more than one Trustee.

Section 9.02 SUPPLEMENTAL INDENTURES AND AGREEMENTS WITH CONSENT OF HOLDERS.

Except as permitted by Section 9.01 or as provided pursuant to Section 3.01, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities of any series of Securities (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, such Securities), by Act of said Holders delivered to the Company and the Trustee, the Company and the Guarantors when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements for the purpose of adding any provisions to, amending, modifying or changing in any manner, or eliminating any of the provisions of this Indenture with respect to such series, of any supplemental indenture with respect to such series or the Securities of such series (including but not limited to, for the purpose of modifying in any manner the rights of the Holders of such series under this Indenture with respect to such series or the Securities of such series) or (ii) waive compliance with any provision in this Indenture with respect to such series or the Securities of such series (other than waivers of past defaults covered by Section 5.13); provided, however, that no such supplemental indenture, agreement, instrument or waiver shall, without the consent of each Holder of a Security of such series affected thereby:

(a) reduce the principal amount of Securities of such series whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the rate of or change the time for payment of interest on any Securities of such series;

(c) reduce the principal of or change the Stated Maturity of any Security of such series or change the optional redemption dates or optional redemption prices from those set forth in any supplemental indenture or Board Resolution applicable to such series of Securities (except amendments or changes to any notice provisions, which may be amended with the consent of Holders of a majority of the Securities of such series);

(d) impair the right to institute suit for the enforcement of any payment on or with respect to the Securities of such series or the Guarantees of such Securities, if any;

(e) make the Securities of such series payable in currency other than that stated in such Securities;

(f) modify any of the provisions of this Section 9.02 or Section 5.13;

(g) release any Guarantor from any of its obligations under its Guarantee of such Securities or this Indenture, except in accordance with the terms of this Indenture;

(h) waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on such Securities (except a rescission of acceleration of such Securities by the Holders of at least a majority in aggregate principal amount of such Securities and a waiver of the payment default that resulted from such acceleration);

(i) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of such Securities to receive payments of principal of, or interest or premium, if any, on such Securities; or

(j) waive a redemption payment with respect to any Security.

Upon the written request of the Company, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of Holders with respect to such covenant or other provisions, shall be deemed not to affect the rights under this Indenture of the Holders of any other series.

Section 9.03 EXECUTION OF SUPPLEMENTAL INDENTURES AND AGREEMENTS.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.01 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of such supplemental indenture, agreement or instrument is authorized or permitted by this Indenture and is the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to customary exceptions as to the enforceability thereof. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Section 9.04 EFFECT OF SUPPLEMENTAL INDENTURES.

Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities of the series affected thereby theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05 CONFORMITY WITH TRUST INDENTURE ACT.

Every supplemental indenture executed pursuant to this Article IX shall conform to the requirements of the Trust Indenture Act as then in effect.

Section 9.06 REFERENCE IN SECURITIES TO SUPPLEMENTAL INDENTURES.

Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 9.07 NOTICE OF SUPPLEMENTAL INDENTURES.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security of any series affected, in the manner provided for in Section 1.07, setting forth in general terms the substance of such supplemental indenture. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

ARTICLE X

COVENANTS

Section 10.01 PAYMENT OF PRINCIPAL, PREMIUM AND INTEREST.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on each of the series of Securities in accordance with the terms of the applicable series of the Securities and this Indenture. Unless otherwise specified pursuant to Section 3.01, payments for any Securities may be made by check or wire transfer.

Section 10.02 MAINTENANCE OF OFFICE OR AGENCY.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment, and will also maintain in The City of New York an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served which, in each case, may be an office of the Trustee or an agent of the Trustee. The office of the Trustee will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes. The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies. If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

The Company may from time to time designate one or more other offices or agencies (in or outside of The City of New York) where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation. The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

The Trustee shall initially act as Paying Agent for the Securities.

Section 10.03 MONEY FOR SECURITY PAYMENTS TO BE HELD IN TRUST.

If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, at or before 11:00 a.m. Eastern Time of each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company shall cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a) hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b) give the Trustee prompt notice of any Default by the Company (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

(c) at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d) acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Except as otherwise provided in the Securities of any series, any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 10.04 REPORTS OF THE COMPANY AND PROVISION OF FINANCIAL STATEMENTS.

(a) Whether or not required by the Commission, so long as any Securities are outstanding, the Company, upon request, shall furnish to the Holders, within the time periods specified in the Commission’s rules and regulations:

(i) all quarterly and annual financial and other information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report on the annual financial statements by the Company’s certified independent accountants; and

(ii) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

(b) In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a)(i) and (ii) above with the Commission for public availability within the time periods specified in the Commission’s rules and regulations (unless the Commission will not accept such a filing) and make such information available to prospective investors upon request.

(c) If the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by Section 10.04(a) shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

(d) Notwithstanding Sections 10.04(a), (b) and (c), if any direct or indirect parent company of the Company provides a full and unconditional guarantee of the Securities, the reports, information and other documents required to be filed and furnished as required by Sections 10.04(a), (b) and (c) may be those of such parent company, rather than those of the Company; provided that, if and so long as such parent company shall have Independent Assets or Operations, the same is accompanied by consolidating information relating to such parent company, on the one hand, and information relating to the Company and its Restricted Subsidiaries on a standalone basis, on the other hand. The Company shall be deemed to have furnished to the Holders of Securities, and to have filed with and delivered to the Trustee, the information and reports referred to in subclauses (i) and (ii) of Section 10.04(a) and Section 10.04(c) and this clause (d) (or such information and reports of a direct or indirect parent company of the Company, if applicable), if such information and reports have been filed with the Commission via the EDGAR filing system (or any successor filing system of the Commission) and are publicly available (provided that the Trustee shall have no responsibility whatsoever to determine whether such filing has occurred). “Independent Assets or Operations” means, with respect to any direct or indirect parent company of the Company, that each of the total assets, revenues, income from continuing operations before income taxes and cash flows from operating activities of such parent company, determined on a consolidated basis in accordance with GAAP, but excluding in each case amounts related to its investment in the Company and the Restricted Subsidiaries, as shown in the most recent fiscal quarter financial statements of such parent company (measured on a most recent trailing four fiscal quarter basis with respect to revenues, income from continuing operations before income taxes and cash flows from operating activities), is more than 3.0% of such parent company’s corresponding consolidated amount determined in accordance with GAAP.

(e) The Company shall and shall cause each Guarantor (if any) (to the extent that such Guarantor is so required under the Trust Indenture Act) to deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, the Company has kept, observed, performed and fulfilled its obligations under this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this

Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

(f) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 10.04(a)(i) shall be accompanied by a written statement of the Company’s independent public accountants (which shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article X hereof or any covenants of the Company contained in any amendment or indenture supplemental hereto or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.

(g) The Company shall deliver to the Trustee, forthwith after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Company proposes to take with respect thereto.

(h) The Trustee shall be under no obligation to analyze or make any credit decision with respect to any financial statements or reports received by it hereunder, but shall hold such financial statements or reports solely for the benefit of and/or review by the Holders of the Securities. Delivery of such reports, information and documents to the Trustee hereunder is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

(i) Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations under this Section 10.04 for purposes of Article V of this Indenture until 120 days after the date any report under this Section 10.04 is due; provided that this subclause (i) shall not apply to subclauses (e) and (g) of this Section 10.04.

ARTICLE XI

REDEMPTION OF SECURITIES

Section 11.01 RIGHTS OF REDEMPTION.

The Company shall have such rights to redeem the Securities of any series as are set forth, if any, in any amendment or indenture supplemental hereto, pursuant to Section 3.01. The provisions of this Article XI shall apply to any redemption of any series of Securities hereunder.

Section 11.02 APPLICABILITY OF ARTICLE.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article XI except as otherwise specified as contemplated by Section 3.01 for Securities of any series.

Section 11.03 ELECTION TO REDEEM; NOTICE TO TRUSTEE.

The election of the Company to redeem any Securities shall be evidenced by a Company Order and an Officers’ Certificate. In case of any redemption at the election of the Company, the Company shall, not less than 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of the applicable series of Securities to be redeemed except as otherwise specified as contemplated by Section 3.01 for Securities of any series.

Section 11.04 SELECTION BY TRUSTEE OF SECURITIES TO BE REDEEMED.

If less than all of the applicable series of Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 nor less than 30 days prior to the Redemption Date. If less than all of the Securities of any series are to be redeemed at any time, the Trustee shall select Securities of such series for redemption as follows:

(1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(2) if the Securities are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures. No Securities of $2,000 or less can be redeemed in part. The amounts to be redeemed shall be equal to $2,000 or any integral multiples of $1,000 in excess thereof, unless provided otherwise in any supplemental indenture with respect to any particular series of Securities. No Securities of $2,000 or less can be redeemed in part. The amounts to be redeemed shall be equal to $2,000 or any integral multiples of $1,000 in excess thereof, unless provided otherwise in any supplemental indenture with respect to any particular series of Securities.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.05 NOTICE OF REDEMPTION.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 days nor more than 60 days prior to the Redemption Date unless a shorter period is specified by the terms of such series established pursuant to Section 3.01, to each Holder of Securities to be redeemed, at its address appearing in the Security Register. Redemption notices may be mailed more than 60 days prior to a Redemption Date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. As long as the Securities are issued in global form, notices to be given to Holders will be given to the Depositary, in accordance with its applicable policies as in effect from time to time.

All notices of redemption shall state:

(a) the Redemption Date;

(b) the Redemption Price or the method by which such Redemption Price shall be determined;

(c) if less than all Outstanding Securities of a series are to be redeemed, the identification of the particular Securities to be redeemed;

(d) in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e) that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f) that on the Redemption Date, the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g) the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02 where such Securities are to be surrendered for payment of the Redemption Price;

(h) the CUSIP number, if any, relating to such Securities; and

(i) the procedures that a Holder must follow to surrender the Securities to be redeemed.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request delivered at least 15 days prior to the date such notice is to be given (unless a shorter period shall be reasonably acceptable to the Trustee), by the Trustee in the name and at the expense of the Company. If the Company elects to give notice of redemption, it shall provide the Trustee with a certificate stating that such notice has been given in compliance with the requirements of this Section 11.05.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice. In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Once notice of redemption is mailed in accordance with Section 3.03 hereof, Securities called for redemption become irrevocably due and payable on the Redemption Date at the Redemption Price. A notice of redemption may not be conditional.

Section 11.06 DEPOSIT OF REDEMPTION PRICE.

At or prior to 11:00 a.m., Eastern Time, on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the applicable series of Securities or portions thereof which are to be redeemed. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Securities to be redeemed. The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities. Subject to Section 6.01(f), all money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company.

Section 11.07 SECURITIES PAYABLE ON REDEMPTION DATE.

Notice of redemption having been given as aforesaid, the Securities of any series so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities of such series (except as otherwise specified pursuant to Section 3.01) shall cease to bear interest.

Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates or Special Record Dates according to the terms and the provisions of Section 3.08.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 11.08 SECURITIES REDEEMED OR PURCHASED IN PART.

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE XII

SATISFACTION AND DISCHARGE

Section 12.01 SATISFACTION AND DISCHARGE OF INDENTURE.

Unless otherwise specified pursuant to Section 3.01, this Indenture shall, upon Company Request, be discharged and shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein), and the provisions of Article XIV shall cease to be effective, as to all Outstanding Securities of any series hereunder specified in such Company Request, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when:

(a) either:

(1) all the Securities of such series theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities of such series that have been replaced or paid as provided in Section 3.07 or (ii) all Securities of such series for whose payment money has theretofore been deposited in trust and thereafter repaid to the Company have been delivered to the Trustee for cancellation; or

(2) all such Securities of such series not theretofore delivered to the Trustee for cancellation (i) have become due and payable by reason of the mailing of a Notice of Redemption or otherwise or, (ii) will become due and payable within one year; and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in United States

Dollars, non-callable Government Securities, or a combination of cash in United States Dollars and non-callable Government Securities, in amounts as will be sufficient (in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee) to pay and discharge (without consideration of any reinvestment of interest) the entire Indebtedness on the Securities of such series not theretofore delivered to the Trustee for cancellation, including the principal of, premium, if any, and accrued interest on, the Securities of such series to such Maturity, or Redemption Date;

(b) no Default or Event of Default has occurred and is continuing on the date of the deposit or will occur as a result of the deposit and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(c) the Company or any Guarantor of the Securities of such series has paid or caused to be paid all other sums payable by it hereunder;

(d) the Company has delivered irrevocable instructions to the Trustee under this Indenture to apply the deposited money toward the payment of the Securities of such series at Maturity or the Redemption Date, as the case may be; and

(e) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that (i) all conditions precedent herein relating to the satisfaction and discharge hereof have been complied with, (ii) no Default with respect to the Securities of such series has occurred and is continuing on the date of such deposit and (iii) such deposit does not result in a breach or violation of, or constitute a Default under, the Indenture.

Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Sections 6.06 and 6.07 and, if United States dollars shall have been deposited with the Trustee pursuant to Clause (2) of Subsection (a) of this Section 12.01, the obligations of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

Section 12.02 APPLICATION OF TRUST MONEY.

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee. Money and U.S. Government Obligations so held in trust shall not be subject to the provisions of Article XIV.

Section 12.03 REPAYMENT TO THE COMPANY.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, or interest on, any Security and remaining unclaimed for two years after such principal, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as Trustee thereof, shall thereupon cease.

ARTICLE XIII

GUARANTEES

Section 13.01 SECURITIES GUARANTEE.

As and to the extent set forth in a supplemental indenture established as contemplated by Section 3.01 with respect to any series of Securities, one or more persons (each, a “Guarantor”) may guarantee that series of Securities on the terms and subject to the conditions set forth in such supplemental indenture.

ARTICLE XIV

SUBORDINATION OF SECURITIES

Section 14.01 SECURITIES SUBORDINATE TO SENIOR DEBT.

The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Article IV and Article XIII), the payment of the principal of (and premium, if any) and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Debt.

Section 14.02 PAYMENT OVER OF PROCEEDS UPON DISSOLUTION, ETC.

In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets or liabilities of the Company, then and in any such event specified in (a), (b) or (c) above (each such event, if any, herein sometimes referred to as a “Proceeding”) the holders of Senior Debt will be first entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Debt, or provision shall be made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, before the Holders of the Securities are entitled to receive any payment or distribution of any kind or character, on account of principal of (or premium, if any) or interest on or other obligations in respect of the Securities or on account of any purchase or other acquisition of Securities by the Company or any Subsidiary of the Company (all such payments, distributions, purchases and acquisitions herein referred to, individually and collectively, as a “Securities Payment”), and to that end the holders of Senior Debt shall be entitled to receive, for application to the payment thereof, any Securities Payment which may be payable or deliverable in respect of the Securities in any such Proceeding.

In the event that, notwithstanding the foregoing provisions of this Section, the Trustee receives payment or distribution of assets of the Company of any kind or character, before all the Senior Debt is paid in full in cash or Cash Equivalents, then and in such event such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Debt remaining unpaid, to the extent necessary to pay the Senior Debt in full in cash or Cash Equivalents.

For purposes of this Article only, the words “any payment or distribution of any kind or character, whether in cash, property or securities” shall not be deemed to include a payment or distribution of stock or securities of the Company provided for by a plan of reorganization or readjustment authorized by an order or decree of a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy law or of any other corporation provided for by such plan of reorganization or readjustment which stock or securities are subordinated in right of payment to all then outstanding Senior Debt to at least the same extent as the Securities are so subordinated as provided in this Article; provided, however, that (a) if a new corporation results from such reorganization or readjustment, such corporation assumes any Senior Debt not paid in full in cash or Cash Equivalents in connection with such reorganization or readjustment and (b) the rights of the holders of such Senior Debt are not, without the consent of such holders, altered by such reorganization or readjustment. The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

Section 14.03 NO PAYMENT WHEN SENIOR DEBT IN DEFAULT.

In the event that any Senior Payment Default (as defined below) shall have occurred and be continuing, then no Securities Payment shall be made unless and until such Senior Payment Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Senior Debt shall have been paid in full, or provision shall have been made for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt. “Senior Payment Default” means any default in the payment of principal of (or premium, if any) or interest on any Senior Debt when due, whether at the Maturity thereof or by declaration of acceleration, call for redemption or otherwise.

In the event that any Senior Nonmonetary Default (as defined below) shall have occurred and be continuing, then, upon the receipt by the Company and the Trustee of written notice of such Senior Nonmonetary Default from the representatives of holders of the Designated Senior Debt to which such default relates, the Company may not make any payments (other than payments previously made pursuant to Article Fifteen) on account of the Securities or on account of the purchase or redemption or other acquisition of Securities for a period (the “blockage period”) commencing on the date the Company and Trustee receive such written notice and ending on the earlier of (a) the 179th day after the date of such receipt of such written notice and (b) the date, if any, on which the Designated Senior Debt to which such default relates is discharged or such default is waived or otherwise cured. In any event, not more than one blockage period may be commenced during any period of 360 consecutive days and there shall be a period of at least 181 consecutive days in each period of 360 consecutive days when no blockage period is in effect. For all purposes of this paragraph, no Senior Nonmonetary Default that existed or was continuing on the date of commencement of any blockage period with respect to the Designated Senior Debt initiating such blockage period will be, or can be, made the basis for the commencement of a subsequent blockage period unless such default has been cured or waived for a period of not less than 180 consecutive days. “Senior Nonmonetary Default” means the occurrence or existence and continuance of any event of default, or of any event which, after notice or lapse of time (or both), would become an event of default, under the terms of any instrument pursuant to which any Designated Senior Debt is outstanding, permitting (after notice or lapse of time or both) one or more holders of such Senior Debt (or a trustee or agent on behalf of the holders thereof) to declare such Senior Debt due and payable prior to the date on which it would otherwise become due and payable, other than a Senior Payment Default.

In the event and during the continuation of any default in the payment of principal of, or interest on any Senior Debt beyond any applicable grace period with respect thereto, or in the event that any event of default with respect to any Senior Debt shall have occurred and be continuing permitting the holders of such Senior Debt (or a trustee on behalf of the holders thereof) to declare such Senior Debt, and shall have resulted in such Senior Debt becoming or being declared, due and payable prior to the date on which it would otherwise have become due and payable, unless and until such event of default shall have been cured or waived or shall have ceased to exist, or in the event any judicial proceeding shall be pending with respect to any such default in payment or event of default, then no Securities Payment shall be made.

In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or any Holder prohibited by the foregoing provisions of this Section, then and in such event, subject to Section 14.04, such Securities Payment shall be paid over and delivered forthwith to the holders of the Senior Debt remaining unpaid, to the extent necessary to pay in full all the Senior Debt.

The provisions of this Section shall not apply to any Securities Payment with respect to which Section 14.02 would be applicable.

Section 14.04 PAYMENT PERMITTED IF NO DEFAULT.

Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 14.02 or under the conditions described in Section 14.03, from making Securities Payments, or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

Section 14.05 SUBROGATION TO RIGHTS OF HOLDERS OF SENIOR DEBT.

Subject to the payment in full of all amounts due or to become due on or in respect of Senior Debt, or the provision for such payment, in cash or Cash Equivalents or otherwise in a manner satisfactory to the holders of Senior Debt, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all Indebtedness of the Company which by its express terms is subordinated to Indebtedness of the Company to substantially the same extent as the Securities are subordinated to the Senior Debt and is entitled to like rights of subrogation by reason of any payments or distributions made to holders of such Senior Debt) to the rights of the holders of such Senior Debt to receive payments and distributions of cash, property and securities applicable to the Senior Debt until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Debt.

Section 14.06 PROVISIONS SOLELY TO DEFINE RELATIVE RIGHTS.

The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders on the one hand and the holders of Senior Debt on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Debt and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, and interest on, the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

Section 14.07 TRUSTEE TO EFFECTUATE SUBORDINATION.

Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

Section 14.08 NO WAIVER OF SUBORDINATION PROVISIONS.

No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Debt may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Debt, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew, increase or alter, Senior Debt, or otherwise amend or supplement in any manner Senior Debt or any instrument evidencing the same or any agreement under which Senior Debt is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Debt; (c) release any Person liable in any manner for the payment or collection of Senior Debt; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 14.09 NOTICE TO TRUSTEE.

The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Debt or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.01, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date.

Subject to the provisions of Section 6.01, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Debt (or a trustee therefor) to establish that such notice has been given by a holder of Senior Debt (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Debt to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

Section 14.10 RELIANCE ON JUDICIAL ORDER OR CERTIFICATE OF LIQUIDATING AGENT.

Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 6.01, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section 14.11 TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR DEBT.

The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such holders if it shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other Person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 14.12 RIGHTS OF TRUSTEE AS HOLDER OF SENIOR DEBT; PRESERVATION OF TRUSTEE’S RIGHTS.

The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Debt which may at any time be held by it, to the same extent as any other holder of Senior Debt, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.07.

Section 14.13 ARTICLE APPLICABLE TO PAYING AGENTS.

In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 14.13 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

Section 14.14 DEFEASANCE OF THIS ARTICLE XIV.

The subordination of the Securities provided by this Article is expressly made subject to the provisions for defeasance or covenant defeasance in Article Four hereof and, anything herein to the contrary notwithstanding, upon the effectiveness of any such defeasance or covenant defeasance, the Securities then outstanding shall thereupon cease to be subordinated pursuant to this Article XIV.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

THE GEO GROUP, INC.

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
Name:
Title:

EXHIBIT A

[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 3.06 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE GEO GROUP, INC.

% NOTE DUE

CUSIP NO.

$

No.:

The GEO Group, Inc., a Florida corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of                      ($        ) United States dollars on                     , at the office or agency of the Company referred to below, and to pay interest thereon from                     , or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on and in each year, commencing at the rate of                      (    %) per annum, in United States dollars, until the principal hereof is paid or duly provided for. Interest shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Company shall pay interest semi-annually in arrears on              and              of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an “Interest Payment Date”). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security is registered at the close of business on the Regular Record Date for such interest, which shall be the                      or                      (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Trustee, notice thereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in this Indenture.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of this Security, will be made at the office or agency of the Company in The City of New York maintained for such purpose (which initially will be a Corporate Trust Office of the Paying Agent and Security Registrar), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear on the Security Register.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the Authenticating Agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officer.

THE GEO GROUP, INC.

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the                      (    %) Notes due                      referred to in the within-mentioned Indenture (as such Indenture may be supplemented or amended).

WELLS FARGO BANK, NATIONAL ASSOCIATION, AS TRUSTEE

By:
AUTHORIZED SIGNATORY

Dated:

[FORM OF REVERSE SIDE OF SECURITY]*

THE GEO GROUP, INC.

                     (    %) Note due

This Security is one of a duly authorized issue of Securities of the Company designated as its                      (    %) Notes due                      (herein called the “Securities”), limited (except as otherwise provided in the Indenture referred to below) in aggregate principal amount to                      ($        ), issued under and subject to the terms of an indenture (herein called the “Indenture”) dated as of                     ,         , between the Company and Wells Fargo Bank, National Association, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

If less than all of the applicable series of Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 60 nor less than 30 days prior to the Redemption Date. If less than all of the Securities of any series are to be redeemed at any time, the Trustee shall select Securities of such series for redemption as follows:

(1) if the Securities are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Securities are listed; or

(2) if the Securities are not listed on any national securities exchange, on a pro rata basis (based on amounts tendered), by lot or by such method as the Trustee deems fair and appropriate in accordance with DTC procedures. No Securities of $2,000 or less can be redeemed in part. The amounts to be redeemed shall be equal to $2,000 or any integral multiples of $1,000 in excess thereof, unless provided otherwise in any supplemental indenture with respect to any particular series of Securities.

In the case of any redemption of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of Record of such Securities as of the close of business on the relevant Regular Record Date referred to on the face hereof or Special Record Date, as applicable. Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain covenants and Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The indebtedness evidenced by this Security is, to the extent set forth in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents of all Senior Debt, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders under the Indenture and the Securities at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities of any series at the time Outstanding. The Indenture also contains provisions permitting the Holders of at least a majority in aggregate principal amount of the Securities of any series (100% of the Holders of such series in certain circumstances) at the time Outstanding, on behalf of the Holders of all the Securities of such affected series, to waive compliance by the Company with certain provisions of the Indenture and the Securities of such series and certain past Defaults and Events of Default under the Indenture and the Securities of such series and their consequences. Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company or any other obligor on the Securities (in the event such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, and premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in the Borough of Manhattan, The City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities in certificated form are issuable only in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

Except as indicated in the Indenture, no service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

No director, officer, manager, employee, incorporator, stockholder, member or partner of the Company or any Guarantor, as such, shall have any liability for any obligations of the Company or of the Guarantors under the Securities, the Indenture or the Guarantees, if any, of the Securities, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Securities by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Securities. The waiver may not be effective to waive liabilities under the federal securities laws.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture. To the extent any provision of this Security conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling.